Exhibit 99.1

              Golden Enterprises, Inc. Declares Quarterly Dividend



    BIRMINGHAM, Ala.--(BUSINESS WIRE)--July 12, 2005--Golden
Enterprises, Inc.'s (NASDAQ:GLDC) Board of Directors today declared a quarterly dividend of $.03125 per share payable on August 3, 2005 to stockholders of record on July 22, 2005.


    CONTACT: Golden Enterprises, Inc., Birmingham
             Patty Townsend, 205-458-7132